Exhibit 10.16

ACCO BRANDS CORPORATION
2011 AMENDED AND RESTATED INCENTIVE PLAN
DIRECTORS RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT is made and entered into this __________ __, 20__ and effective ________ __, 20__ (the “Grant Date”) by and between ACCO Brands Corporation, a Delaware corporation (the “Company”) and ____________________ (“Grantee”).
WHEREAS, Grantee is a member of the Board of Directors (the “Board”) of the Company and in compensation for Grantee’s services to be provided hereafter, the Board deems it advisable to award to Grantee a Director Award of Restricted Stock Units representing shares of the Company’s Common Stock, pursuant to the ACCO Brands Corporation 2011 Amended and Restated Incentive Plan (“Plan”), as set forth herein.
NOW THEREFORE, subject to the terms and conditions set forth herein:
1.Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision.

2.Award of Restricted Stock Units. The Company hereby awards to Grantee on the Grant Date a Director Award of ______________ Restricted Stock Units. Each Restricted Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to Grantee, subject to the terms and conditions of this Agreement, one (1) share of Common Stock (“Shares”). Each Restricted Stock Unit shall be fully vested and nonforfeitable, and payable in accordance with Section 3, below. The Company shall hold the Restricted Stock Units in book-entry form. The Grantee shall have no direct or secured claim in any specific assets of the Company or the Shares to be issued to Grantee under Section 3 hereof, and shall have the status of a general unsecured creditor of the Company. THIS DIRECTOR AWARD IS CONDITIONED ON GRANTEE SIGNING THIS AGREEMENT AND RETURNING IT TO THE COMPANY BY ________ __, 200__, AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT, WHICH GRANTEE ACCEPTS UPON SIGNING AND DELIVERING THIS AGREEMENT TO THE COMPANY.

3.Delivery of Shares. As a condition to the award of this Director Award, Grantee hereby agrees to defer payment of the Restricted Stock Units until the date in which Grantee ceases to be a member of the Board (and constituting a separation from service) as so provided under the ACCO Brands Corporation Deferred Compensation Plan for Non-Employee Directors as in effect from time to time (“Directors Deferred Compensation Plan”). As of the date on which the Restricted Stock Units shall be payable under the Directors Deferred Compensation Plan, the Company shall cause its transfer agent for the Common Stock to register Shares in book-entry form in the name of the Grantee (or, in the discretion of the Committee, issue to Grantee a stock certificate) representing a number of Shares equal to the number of Restricted Stock Units then payable; provided, such Shares shall not be paid to the Grantee earlier than or later than is permitted under Section 409A of the Code.

4.No Transfer or Assignment of Restricted Stock Units; Restrictions on Sale. Except as otherwise provided in this Agreement, the Restricted Stock Units and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares represented by the Restricted Stock Units are delivered to Grantee or his designated representative. The Grantee shall not sell any Shares at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as Grantee is a Director of the Company or an Affiliate of the Company.

5. Legality of Initial Issuance. No Shares shall be issued unless and until the Company has determined that (a) any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and (b) all other applicable provisions of state or federal law have been satisfied.

6.Miscellaneous Provisions.

(a)Rights as a Stockholder. Neither Grantee nor Grantee’s representative shall have any rights as a stockholder with respect to any Shares underlying the Restricted Stock Units until the date that the Company is obligated to deliver such Shares to Grantee or Grantee’s representative.

(b)Dividend Equivalents. As of each dividend date with respect to Shares, a fully vested dividend equivalent shall be awarded to Grantee in the dollar amount equal to the amount of the dividend that would have been paid on the number of Shares equal to the number of Restricted Stock Units held by Grantee as of the close of business on the record date for such dividend. Such dividend equivalent amount shall be converted into a number of Restricted Stock Units equal to the number of whole and fractional Shares that could have been purchased at the closing price on the dividend payment date with such dollar amount. In the case of any dividend declared on Shares which is payable in Shares, Grantee shall be awarded a fully vested dividend equivalent of an additional number of Restricted Stock Units equal to the product of (x) the number of his Restricted Stock Units then held on the related dividend record date multiplied by the (y) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. All such dividend equivalents credited to Grantee shall be added to and in all respects thereafter be treated as Restricted Stock Units hereunder.

(c)Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

(d)Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to Grantee at the address that he most recently provided to the Company.

(e)Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver will be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

(f)Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof.

(g)Successors.
(i)This Agreement is personal to Grantee and, except as otherwise provided in Section 4 above, shall not be assignable by Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by Grantee’s legal representatives.

(ii)This Agreement shall inure to the benefit of and be binding upon Company and its successors.
(h)Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(i)Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

(j)Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

ACCO BRANDS CORPORATION

By:
Name:

Its:

Grantee Name

Grantee Signature